Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

LICENSE AGREEMENT

by and between

SHANGHAI FOSUN PHARMACEUTICAL INDUSTRIAL DEVELOPMENT CO. LTD.

and

PALATIN TECHNOLOGIES, INC.

September 6, 2017

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION.	2
1.1.	Defined Terms	2
1.2.	Interpretation	2
2	LICENSE GRANTS AND TECHNOLOGY TRANSFER.	2
2.1.	License from Palatin to Fosun Within the Territory	2
2.2.	Non-Exclusive License from Palatin to Fosun Outside the Territory	2
2.3.	Fosun Sublicensees	3
2.4.	No Implied Rights	3
2.5.	Initial Data Transfer	3
2.6.	Continuing Disclosure and Knowledge Transfer	3
3	PAYMENTS BY Fosun TO PALATIN.	3
3.1.	Upfront Payment	3
3.2.	Development Milestone Payment	3
3.3.	Sales Milestone Payments	4
3.4.	Royalty Payments	4
3.5.	Reports and Payments	6
4	PRODUCT DEVELOPMENT AND COMMERCIALIZATION.	8
4.1.	General	8
4.2.	Diligence	9
4.3.	Regulatory Approvals	10
4.4.	Adverse Event Reporting	10
4.5.	Commercialization Activities	11
4.6.	Manufacturing	12
4.6.1.	Clinical Trial Materials.	12
5	INTELLECTUAL PROPERTY.	13
5.1.	Ownership of Intellectual Property	13
5.2.	Patent Rights	14
5.3.	Enforcement and Defense of Know-How	19
5.4.	Recording	19

i

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

6	CONFIDENTIALITY.	19
6.1.	Confidentiality	19
6.2.	Authorized Disclosure	20
6.3.	SEC Filings and Other Disclosures	21
6.4.	Public Announcements	21
7	REPRESENTATIONS AND WARRANTIES; COVENANTS; SECURITY INTEREST.	21
7.1.	Mutual Representations and Warranties	21
7.2.	Mutual Covenants	22
7.3.	Representations and Warranties of Palatin	23
7.4.	Disclaimer	23
8	GOVERNMENT APPROVALS; REMEDY; TERM AND TERMINATION.	25
8.1.	Other Government Approvals	25
8.2.	Term	25
8.3.	Termination by Palatin	25
8.4.	Termination by Fosun	25
8.5.	Effects of Termination	25
9	LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE.	27
9.1.	No Consequential Damages	27
9.2.	Indemnification by Fosun	27
9.3.	Indemnification by Palatin	28
9.4.	Procedure	28
9.5.	Insurance	30
10	MISCELLANEOUS.	30
10.1.	Assignment	30
10.2.	Further Actions	30
10.3.	Force Majeure	30
10.4.	Notices	31
10.5.	Amendment	32
10.6.	Waiver	32
10.7.	Severability	32
10.8.	Descriptive Headings	32
10.9.	Dispute Resolution	32
10.10.	Governing Law	33
10.11.	Entire Agreement	33
10.12.	Representation by Legal Counsel	33
10.13.	Independent Contractors	33
10.14.	Counterparts	33
10.15.	No Third Party Rights or Obligations	33

ii

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

EXHIBITS

Exhibit A                        Defined Terms

Exhibit B                        Palatin Patent Rights Existing as of the Effective Date

Exhibit C                        Compounds Existing as of the Effective Date

Exhibit D                        Section 7.3.5. Representation

i

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into as of September 6, 2017 (the “Effective Date”), by and between Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd., a limited liability company organized and existing under the laws of the People’s Republic of China and having a registered principal place of business at No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai City, 200233, the People’s Republic of China (“Fosun”) and Palatin Technologies, Inc., a corporation organized and existing under the laws of Delaware and having a principal place of business at 4-B Cedar Brook Drive, Cedar Brook Corporate Center, Cranbury, NJ 08512 (“Palatin”). Fosun and Palatin may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Palatin owns or otherwise controls certain patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to the identification, research and development of Compounds, Pharmaceutical Products, Product Delivery Devices and Products (each, as defined below);

WHEREAS, Fosun has experience and expertise in the development and commercialization of pharmaceutical products, and desires to acquire an exclusive license in the Territory (as defined below) under Palatin’s patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to Compounds; and

WHEREAS, subject to the terms of this Agreement, Palatin wishes to grant to Fosun, and Fosun wishes to receive from Palatin, an exclusive license in the Territory to commercialize Compounds and Products (as defined below).

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

1.
DEFINITIONS AND INTERPRETATION.

1.1.           Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in Exhibit A.

1.2.           Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

2.
LICENSE GRANTS AND TECHNOLOGY TRANSFER.

2.1.           License from Palatin to Fosun Within the Territory. As of the Effective Date, Palatin hereby grants to Fosun (a) an exclusive license (exclusive even as to Palatin) under the Palatin Technology, to Commercialize and have Commercialized (but not to use, have used, Develop, have Developed, Manufacture and have Manufactured) Compounds, Products, Pharmaceutical Products and Product Delivery Devices, and otherwise practice and exploit the Palatin Technology, and (b) a non-exclusive license under the Palatin Technology, to use, have used, Develop, have Developed, Manufacture and have Manufactured Compounds, Products, Pharmaceutical Products and Product Delivery Devices, in each case (a) and (b), in the Field and in the Territory.

2.2.           Non-Exclusive License from Palatin to Fosun Outside the Territory. As of the Effective Date, Palatin hereby grants to Fosun (a) a non-exclusive license under the Palatin Technology, to Manufacture and have Manufactured (but not to Commercialize or have Commercialized) Compounds, Products, Pharmaceutical Products and Product Delivery Devices, in the Field in all countries of North America, and (b) a non-exclusive license under the Palatin Technology, to Develop, have Developed, Manufacture and have Manufactured (but not to Commercialize or have Commercialized) Compounds, Products, Pharmaceutical Products and Product Delivery Devices, and otherwise practice and exploit the Palatin Technology, in the Field in all countries of the world outside the Territory, other than the countries of North America (which are governed solely by Section 2.2(a)), in each case, solely for purposes of Developing and Manufacturing Compounds, Products, Pharmaceutical Products and Product Delivery Devices for Commercialization in the Territory.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

2.3.           Fosun Sublicensees. Fosun shall have the right to grant sublicenses, directly or indirectly, to its Affiliates and Third Parties of any and all rights granted to Fosun under this Agreement by Palatin, including any and all rights licensed to Fosun pursuant to Section 2.1 or Section 2.2. Each sublicense agreement shall be in writing and provide that the applicable Sublicensee is bound by all applicable terms and conditions of this Agreement, including with respect to record keeping obligations and audit rights. Fosun shall remain responsible for the payment to Palatin of all Milestone Payments and royalties payable with respect to Net Sales of Products made by such Sublicensees. Fosun shall be responsible for the acts and omissions of its Sublicensees. Fosun shall deliver to Palatin a true, accurate and complete copy of each sublicense agreement entered into by Fosun, and any modification or termination thereof, within […***…] after the applicable execution, modification or termination of the sublicense agreement.

2.4.           No Implied Rights. Except as expressly provided in this Agreement, neither Party shall be deemed to have granted the other Party (by implication, estoppel or otherwise) any right, title, license or other interest in or with respect to any intellectual property, Know-How or information Controlled by such Party.

2.5.           Initial Data Transfer. Within a reasonable time not to exceed […***…] following the Initial Payment Date (as hereafter defined), Palatin shall disclose to Fosun all Palatin Know-How necessary or useful in connection with securing Regulatory Approval and Commercializing Products in the Territory, together with such additional Palatin Know-How as Fosun may reasonably request, in each case to the extent developed by and Controlled by Palatin on or prior to the Effective Date, in either the format in which such Palatin Know-How then exists or in such other format as Fosun may reasonably request (including by download of digital files to a secure website or e-room designated by Fosun).

2.6.           Continuing Disclosure and Knowledge Transfer. On a Calendar Quarter basis, or more frequently at the reasonable request of Fosun during the Term, Palatin shall disclose to Fosun any Palatin Know-How developed or acquired by Palatin since Palatin’s most recent disclosure, but only to the extent the same is Controlled by Palatin. Such disclosure shall be in either the format in which such Palatin Know-How then exists or in such other format as Fosun may reasonably request (including by download of digital files to a secure website or e-room designated by Fosun). Further, Palatin shall make appropriate personnel available to Fosun at reasonable times and upon reasonable prior notice for the purpose of assisting Fosun to understand and use the Palatin Technology in connection with Fosun’s Development, Manufacture, Commercialization and use of Compounds and Products.

2.7.           Palatin Retained Rights. Notwithstanding the rights granted to Fosun in Section 2.1 and Section 2.2, and without limiting the generality of Section 2.4, the Parties acknowledge that Palatin retains the right to practice the Palatin Technology in the Territory to fulfill its obligations under this Agreement.

3.
PAYMENTS BY FOSUN TO PALATIN.

3.1.           Upfront Payment. Fosun shall pay to Palatin a one-time payment of five million dollars ($5,000,000 USD), which shall be paid within […***…] following the Effective Date (with the date of receipt by Palatin being the “Initial Payment Date”).

3.2.           Development Milestone Payment. Fosun shall pay Palatin the amount set forth below within […***…] following the first occurrence of the event described below for the first Product to achieve such event (the “Development Milestone Payment”).

Development Event	Development Milestone Payment
Regulatory Approval in China by CFDA with respect to the Initial Indication, provided that a clinical and commercial supply agreement has been entered into between Palatin and AMAG and a supply agreement has been entered into between Palatin and Fosun, or, as the case may be, a supply agreement has been entered into among Palatin, AMAG and Fosun as described in Section 4.6.4.
$7,500,000 USD

The Development Milestone Payment set forth above shall be payable one time only (regardless of the number of Products with respect to which, or the number of times with respect to any Product, the specified Development Event occurs).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

3.3.            Sales Milestone Payments. Fosun shall pay Palatin the following one-time payments (each, a “Sales Milestone Payment”) when aggregate Net Sales of all Products in a Calendar Year in the Territory (the “Total Annual Net Sales”) first reach the respective thresholds indicated below:

Total Annual Net Sales	Sales Milestone Payment
Total Annual Net Sales reaching […***…]	[…***…]
Total Annual Net Sales reaching […***…]	[…***…]
Total Annual Net Sales reaching […***…]	[…***…]
Total Annual Net Sales reaching […***…]	[…***…]
Total Annual Net Sales reaching […***…]	[…***…]

Fosun shall make any Sales Milestone Payment payable with respect to a Calendar Year within […***…] after the end of the applicable Calendar Year. For the avoidance of doubt, each of the Sales Milestone Payments set forth above shall be payable one time only, regardless of the number of times the corresponding Total Annual Net Sales levels are achieved. The maximum aggregate amount payable by Fosun in respect of the Development Milestone Payment and Sales Milestone Payments (but excluding the upfront payment) shall be one hundred million dollars ($100,000,000 USD).

3.4.           Royalty Payments.

3.4.1.        Royalties. Subject to the provisions of Section 3.4.3, Fosun shall pay Palatin royalties in the amount of the Marginal Royalty Rates (set forth below) of the aggregate Net Sales resulting from the sale of Products, on a Product-by-Product basis, in the Territory during each Calendar Year of the applicable Royalty Term for each Product (each, the “Per Product Annual Net Sales”):

Per Product Annual Net Sales	Marginal Royalty Rate (% of Per Product Annual Net Sales)
Per Product Annual Net Sales above $0, up to and including […***…]	[…***…]
Per Product Annual Net Sales above […***…]	[…***…]
Per Product Annual Net Sales […***…]	[…***…]

Each Marginal Royalty Rate set forth in the table above shall apply only to that portion of the Net Sales of a given Product in the Territory during a given Calendar Year that falls within the indicated range.

For illustration purposes only, if Net Sales resulting from the sale of a Product in the Territory during a Calendar Year […***…]

3.4.2.        Fully Paid-Up, Royalty Free License. Following expiration of the Royalty Term for any Product in a given Jurisdiction in the Territory, no further royalties shall be payable in respect of sales of such Product in such Jurisdiction and, thereafter the license granted to Fosun under Sections 2.1 and 2.2 with respect to such Product in such Jurisdiction shall automatically become fully paid-up, perpetual, irrevocable and royalty-free.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

3.4.3.               Royalty Adjustments. The following adjustments shall be made, on a Product-by-Product and Jurisdiction-by-Jurisdiction basis, to the royalties payable pursuant to Section 3.4.1, in each case, subject to the limitations set forth in Section 3.4.4:

(a)           Third Party Patents. If it is necessary for Fosun to license one or more Patent Rights from one or more Third Parties in order to Develop, Manufacture, Commercialize or use any Product, whether directly or through any Fosun Affiliate or Sublicensee, then Fosun may, in its sole discretion, negotiate and obtain a license under such Patent Right(s) (each such Third Party license referred to herein as an “Additional Third Party License”). Any royalty otherwise payable to Palatin under this Agreement with respect to Net Sales of any Product by Fosun, its Affiliates or Sublicensees shall be reduced by […***…] of the amounts payable to Third Parties pursuant to any Additional Third Party Licenses, such reduction to continue until all such amounts have been expended, provided that in no event shall the total royalty payable to Palatin for any Product be less than […***…] of the royalty amounts otherwise payable for such Product.

(b)           No Adjustment for Palatin Third Party Agreements. As between Palatin and Fosun, Palatin shall be solely responsible for (i) all obligations (including any royalty or other obligations that relate to the Palatin Technology) under its agreements with Third Parties that are in effect as of the Effective Date or that Palatin enters into during the Term and (ii) all payments to inventors (other than inventors that are Representatives of Fosun) of Palatin Technology, including payments under inventorship compensation Laws.

(c)           Generic Entry. As used in this Section 3.4(c), “Generic Competition” means, with respect to a given Product in a given Jurisdiction in the Territory, that (a) one or more Generic Products to such Product are available in such Jurisdiction and (b) […***…]. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of Generic Competition with respect to a Product in a given Jurisdiction in the Territory, any royalty payments owed with respect to such Product in such Jurisdiction pursuant to this Section 3.4 shall be reduced by […***…].

3.4.4.               Limitations on Adjustments. Notwithstanding anything herein to the contrary, in no event shall the royalties payable to Palatin for any Product under this Agreement be less than an amount equal to […***…].

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

3.5.                  Reports and Payments.

3.5.1.               Cumulative Royalties. The obligation to pay royalties under this Agreement shall be imposed only once with respect to any sale of any given unit of a Product.

3.5.2.              Royalty Statements and Payments. Within […***…] of the end of each Calendar Quarter, Fosun shall deliver to Palatin a report setting forth the following information for such Calendar Quarter, on a Product-by-Product, Jurisdiction-by-Jurisdiction and Territory-wide basis: (a) gross sales of each Product, (b) Net Sales of each Product, (c) deductions taken from gross sales (by category as set forth in the definition of Net Sales) to arrive at the Net Sales calculation, (d) the basis for any adjustments to the royalty payable for the sale of any such Product and (e) the royalty due hereunder for the sale of each such Product. No such reports shall be due for any such Product (i) before the First Commercial Sale of such Product or (ii) after the Royalty Term for such Product has expired in all Jurisdictions in the Territory. The total royalty due for the sale of all such Products during such Calendar Quarter shall be remitted within […***…] following the delivery of such report and confirmation by Palatin as to the amount of royalty due.

3.5.3.               Taxes and Withholding. To the extent any payments made by Fosun pursuant to this Agreement become subject to withholding taxes under the Laws or regulations of any jurisdiction or Governmental Authority, Fosun shall deduct and withhold the amount of such taxes for the account of Palatin to the extent required by applicable Laws or regulations; such amounts payable to Palatin shall be reduced by the amount of taxes deducted and withheld; and Fosun shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and transmit to Palatin an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable Palatin to claim such payment of taxes. Any such withholding taxes required under applicable Laws or regulations to be paid or withheld shall be an expense of, and borne solely by, Palatin. Except as provided in this Section 3.5.3, all taxes or duties in connection with payments made by Fosun, including any value added or similar tax or local tax or surcharge on value added taxes and any import duty or fees, shall be borne by Fosun.

3.5.4.               Currency. All amounts payable and calculations under this Agreement shall be in United States dollars. As applicable, Net Sales and any adjustments to payments under this Agreement shall be translated into United States dollars at the exchange rate used by Fosun for public financial accounting purposes. If, due to restrictions or prohibitions imposed by national or international authority, a given payment cannot be made as provided in this Section 3, Fosun shall promptly notify Palatin and the Parties shall consult with a view to finding a prompt and acceptable solution. If the Parties are unable to identify a mutually acceptable solution regarding such payment, then Fosun may elect, in its sole discretion and upon 60 days’ advance written notice to Palatin, to deposit such payment in local currency in the relevant jurisdiction to the credit of Palatin in a recognized banking institution designated by Palatin or, if none is designated by Palatin, within such 60 day period, in a recognized banking institution selected by Fosun and identified in a written notice given to Palatin.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

3.5.5.               Method of Payment. Except as permitted pursuant to Section 3.5.4, each payment hereunder shall be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at Fosun’s election, to such bank account as Palatin shall designate in writing to Fosun at least […***…] before the payment is due.

3.5.6.              Record Keeping. Fosun shall keep and shall cause its Affiliates and Sublicensees to keep books and accounts of record in connection with the sale of Products in sufficient detail to permit accurate determination of all figures necessary for verification of royalties and Sales Milestone Payments to be paid hereunder. Fosun and its Affiliates shall maintain such records for a period of at least […***…] after the end of the Calendar Quarter in which they were generated.

3.5.7.               Audits. Upon […***…] prior notice from Palatin, Fosun shall permit an independent certified public accounting firm of nationally recognized standing selected by Palatin and Fosun, to examine, at Palatin’s sole expense, the relevant books and records of Fosun and its Affiliates as may be reasonably necessary to verify the amounts reported by Fosun in accordance with Section 3.5.2 and the payment of royalties and Sales Milestone Payments hereunder. An examination by Palatin under this Section 3.5.7 shall occur not more than once in any Calendar Year and shall be limited to the pertinent books and records for any Calendar Year ending not more than […***…] before the date of the request. The accounting firm shall be provided access to such books and records at Fosun’s or its Affiliates’ or any Sublicensee’s facility(ies) where such books and records are normally kept and such examination shall be conducted during Fosun’s normal business hours. Fosun may require the accounting firm to sign a reasonably acceptable non-disclosure agreement before providing the accounting firm with access to Fosun’s or its Affiliates’ facilities or records. Upon completion of the audit, the accounting firm shall provide both Fosun and Palatin a written report disclosing any discrepancies in the reports submitted by Fosun or the royalties or Sales Milestone Payments paid by Fosun, and, in each case, the specific details concerning any discrepancies. Upon […***…] from Fosun, Palatin shall permit an independent certified public accounting firm of nationally recognized standing selected by Fosun and Palatin, to examine, at Fosun’s sole expense, the relevant books and records of Palatin and its Affiliates as may be reasonably necessary to verify the amounts reported by Palatin related to COGS and price of Product supplied by Palatin in accordance with Section 4.6.4. The accounting firm shall be provided access to such books and records at Palatin’s or its Affiliates’ facility(ies) where such books and records are normally kept and such examination shall be conducted during Palatin’s normal business hours. Palatin may require the accounting firm to sign a reasonably acceptable non-disclosure agreement before providing the accounting firm with access to Palatin’s or its Affiliates’ facilities or records. Upon completion of the audit, the accounting firm shall provide both Fosun and Palatin a written report disclosing any discrepancies in the reports submitted by Palatin on the COGS and price of Product supplied by Palatin in accordance with Section 4.6.4, and the specific details concerning any discrepancies.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

3.5.8.               Underpayments/Overpayments. If any audit conducted pursuant to Section 3.5.7 concludes that additional royalties or Sales Milestone Payments were due to Palatin, then Fosun will pay to Palatin the additional royalties or Sales Milestone Payments, plus interest on the deficient amount, as calculated pursuant to Section 3.5.9, within […***…] of the date Fosun receives such accountant’s written report. […***…]. If any audit conducted pursuant to Section 3.5.7 concludes that the price actually paid by Fosun with respect to Product supplied by Palatin in accordance with Section 4.6.4 exceeded the amount Fosun should pay to Palatin, then Fosun shall have the right to deduct the gap from the next royalty or goods payment to Palatin. […***…].

3.5.9.               Late Payments. Any payments due under this Agreement shall be due on such date as specified in this Agreement and, in the event such date is not a Business Day, then the next succeeding Business Day. In the event that any payment due under this Agreement is not made when due, except any delay caused by Force Majeure as provided in Section 10.3 (including, for the avoidance of doubt, any unanticipated and unusual examination by the Government Authority controlling foreign currency in the Territory), the amount due shall accrue interest beginning on the […***…] following the date on which such payment was due, calculated at the […***…] for the due date, calculated from the due date until paid in full. Each payment made after the due date shall be accompanied by all interest so accrued. Notwithstanding the foregoing, a Party shall have recourse to any other remedy available at law or in equity with respect to any delinquent payment, subject to the terms of this Agreement.

3.5.10.           Confidentiality. Notwithstanding any provision of this Agreement to the contrary, all reports and financial information of the Parties, their Affiliates or their Sublicensees which are provided to or subject to review by the other Party under this Section 3 shall be deemed to be the Confidential Information of the reporting or audited Party, as applicable, and subject to the provisions of Section 6.

4.
PRODUCT DEVELOPMENT AND COMMERCIALIZATION.

4.1.           General. Fosun shall have sole authority over and control of the Regulatory Approval and Commercialization of Compounds, Products, Pharmaceutical Products and Product Delivery Devices for Commercialization in the Territory. Palatin shall cooperate, and take Commercially Reasonable Efforts to secure the United States Certificate of Pharmaceutical Product holder (the “U.S. CPP Holder”) to cooperate, with Fosun such that the application for Regulatory Approval shall be filed in the U.S. CPP Holder’s name as required by the Regulatory Authority in the Territory.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

4.2.           Diligence.

4.2.1.          Regulatory Approval. Fosun will use Commercially Reasonable Efforts to file an NDA for a Product for the Initial Indication in the Territory and secure Regulatory Approval of such NDA in the Territory.

(a)           Without limiting the foregoing, the Clinical Trial application submission to the relevant Regulatory Authority for the Initial Indication shall occur […***…].

(b)           The Clinical Trial(s) shall be initiated […***…].

(c)           Without limiting the foregoing, Fosun shall file an NDA, […***…].

4.2.2.         Commercial Diligence. Once the NDA described in Section 4.2.1 has received Regulatory Approval in China with respect to the Initial Indication, Fosun will use Commercially Reasonable Efforts to Commercialize the Product covered by such NDA in China with respect to the Initial Indication. The First Commercial Sale in China shall be […***…] following Regulatory Approval in China and […***…].

4.2.3.          Exceptions to Diligence Obligations. Notwithstanding any provision of this Agreement to the contrary, Fosun will be relieved of all Fosun Diligence Obligations to the extent that:

(a)           Fosun or Palatin receives or generates any safety, tolerability or other data indicating or signaling that a Product has or would have an unacceptable risk-benefit profile or is otherwise not suitable for initiation or continuation of Clinical Trials; or

(b)           Fosun or Palatin receive any notice, information or correspondence from an applicable Regulatory Authority, or an applicable Regulatory Authority takes any action, that indicates that a Product is unlikely to receive Regulatory Approval in the Territory with respect to the Initial Indication.

4.2.4.         Assertion of Fosun Diligence Obligation Claims. If Palatin is, becomes or reasonably should be aware of facts that might form a reasonable basis to allege that Fosun has failed to meet any of its obligations under Section 4.2.1 or Section 4.2.2, then Palatin will promptly notify Fosun in writing of such potential alleged performance failure (each such potential alleged performance failure, a “Diligence Issue”). Promptly upon Fosun’s receipt of any notice of a Diligence Issue pursuant to this Section 4.2.4, Fosun will contact Palatin to discuss the specific nature of such Diligence Issue and seek to identify an appropriate corrective course of action. If, […***…], (a) the Parties have not reached consensus regarding whether Fosun has failed to satisfy its obligations pursuant to Section 4.2.1 or Section 4.2.2 and (b) the Parties have not agreed upon an appropriate corrective course of action for such Diligence Issue, then such Diligence Issue will be escalated and resolved pursuant to the dispute resolution provisions set forth in Section 10.9.

4.2.5.          Remedies for Breach of Fosun Diligence Obligations. If Fosun materially breaches any Fosun Diligence Obligation and fails to remedy such breach […***…] of such breach from Palatin, then Palatin may, in its sole discretion, elect to either (a) terminate this Agreement pursuant to the provisions of Section 8.5.1(a) on a Product-by-Product and Jurisdiction-by-Jurisdiction basis, but only to the extent that a Product in a given Jurisdiction in the Territory is directly and adversely impacted by such uncured material breach or (b) convert any exclusive license granted to Fosun under this Agreement with respect to a Product in a given Jurisdiction in the Territory into non-exclusive license, but only to the extent that such Product in such Jurisdiction is directly and adversely impacted by such uncured material breach.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

4.2.6.         No Other Covenants. Except as expressly set forth in Section 4.2, Fosun makes no representation, warranty or covenant, either express or implied, that (A) it will successfully Commercialize or continue to Commercialize any Product in any Jurisdiction, (B) if Commercialized, that any Product will achieve any particular sales level, whether in any individual Jurisdiction or cumulatively throughout the Territory.

4.3.           Regulatory Approvals. Fosun or its designated Affiliate(s) or Sublicensee(s) shall have the sole authority, at their sole expense, to file applications for Regulatory Approval of Products, Pharmaceutical Products and Product Delivery Devices in the Field in the Territory, including communicating with any Regulatory Authority both prior to and following Regulatory Approval. As between the Parties, Fosun shall be the sole and exclusive owner of all such Regulatory Approval applications (including NDAs) and all regulatory correspondence and filings with respect to such Regulatory Approval applications and Regulatory Approvals granted thereon. Fosun shall consult and reasonably cooperate with Palatin and its other licensees (including, without limitation, AMAG) with respect to all applications for Regulatory Approval of any Products, Pharmaceutical Products or Product Delivery Devices in the Territory, including allowing Palatin and such licensees a reasonable opportunity and reasonable time to review and comment regarding relevant communications with applicable Regulatory Authorities in the Territory.

4.4.           Adverse Event Reporting; Pharmacovigilance Agreement. Fosun acknowledges that Palatin has agreed with AMAG Pharmaceuticals, Inc., (“AMAG”) Palatin’s exclusive licensee for North America, that AMAG shall be solely responsible for maintaining the global safety database for Products. Fosun agrees to negotiate in good faith and enter into such pharmacovigilance agreements as are reasonably necessary in further of AMAG maintaining the global safety database for Products. […***…]. As between the Parties: (a) Fosun shall be responsible for the pharmacovigilance surveillance and timely reporting of all relevant adverse drug reactions/experiences, Product quality, Product complaints and Safety Data relating to any Compound, Product, Pharmaceutical Product or Product Delivery Device to the appropriate Regulatory Authorities in the Territory; and (b) AMAG and Palatin shall be responsible for the pharmacovigilance surveillance and timely reporting of all relevant adverse drug reactions/experiences, Product quality, Product complaints and Safety Data relating to any Compound, Product, Pharmaceutical Product or Product Delivery Device to the appropriate Regulatory Authorities outside the Territory, in each case in accordance with applicable Laws. The Parties shall cooperate with each other and with AMAG with respect to their respective pharmacovigilance responsibilities, and each Party shall be solely responsible for costs relating to its respective pharmacovigilance responsibilities, except to the extent agreed otherwise by the Parties in writing. […***…], Fosun and AMAG (or, at Palatin’s option, Fosun, Palatin and AMAG) shall enter into a pharmacovigilance agreement, pursuant to which AMAG will maintain the global safety database for Products, on terms that comply with ICH guidelines, including: (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of Safety Data relating to all Compounds, Products, Pharmaceutical Products and Product Delivery Devices worldwide within appropriate timeframes and in an appropriate format to enable each Party, as applicable, and AMAG to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of Safety Data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of Safety Data.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

4.5.           Commercialization Activities.

4.5.1.         General. Fosun shall have sole and exclusive control, at its sole expense, over all matters relating to the Commercialization of Compounds, Products, Pharmaceutical Products and Product Delivery Devices in the Field in the Territory, including sole and exclusive control over (a) pricing of Products and (b) the negotiation of Product pricing with Regulatory Authorities and other Third Parties.

4.5.2.        Branding. Fosun and its designated Affiliates or Sublicensees shall have the right to brand all Products in the Territory using any one or more Trademarks which may vary by Jurisdiction or within a Jurisdiction in the Territory. Fosun or its designated Affiliates or Sublicensees shall own all rights, title and interests in and to such Trademarks and Fosun or such Affiliates or Sublicensees may file, seek registration of and maintain such Trademarks in the countries and regions they determine reasonably necessary. In the event that Fosun intends to register any Trademarks in the name of Palatin in a Jurisdiction in the Territory, Palatin shall reasonably cooperate to provide assistance, execute and deliver to Fosun any documents required for the registration of the Trademarks. Palatin also agrees to grant an exclusive license (exclusive even as to Palatin) to Fosun of any Trademarks which are applied for by Fosun in Palatin’s name in the Territory without additional consideration until this Agreement is terminated.

4.5.3.        Ex-Territory Sales. Subject to applicable Law, Palatin, its Affiliates and its licensees shall not engage in any advertising or promotional activities relating to any Product directed primarily to customers or other buyers or users of any Product located in the Territory, or accept orders for Compounds, Products, Pharmaceutical Products or Product Delivery Devices from or sell Compounds, Products, Pharmaceutical Products or Product Delivery Devices into the Territory, and if Palatin, its Affiliates or its licensees receive any such order it shall refer such order to Fosun.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

4.5.4.        Export Monitoring.

(a)           Fosun shall not, and shall use reasonable efforts to not permit its Affiliates and its Sublicensees to, export Compounds, Products, Pharmaceutical Products or Product Delivery Devices from in the Territory for Commercialization outside the Territory, provided that, Fosun may export Compounds, Products, Pharmaceutical Products or Product Delivery Devices to Palatin or its designated parties. Fosun shall promptly inform Palatin of any such exports of Compounds, Products, Pharmaceutical Products or Product Delivery Devices and the actions taken to prevent such exports. Fosun will take all reasonable actions requested in writing by Palatin that are consistent with applicable Law to prevent Third Party exports of Compounds, Products, Pharmaceutical Products or Product Delivery Devices from in the Territory for Commercialization outside the Territory.

(b)           Palatin shall not, and shall use reasonable efforts to not permit its Affiliates and its licensees to, export Compounds, Products, Pharmaceutical Products or Product Delivery Devices from outside the Territory for Commercialization in the Territory, and shall promptly inform Fosun of any such exports of Compounds, Products, Pharmaceutical Products or Product Delivery Devices and the actions taken to prevent such exports. Palatin will take all reasonable actions requested in writing by Fosun that are consistent with applicable Law to prevent Third Party exports of Compounds, Products, Pharmaceutical Products or Product Delivery Devices from outside the Territory for Commercialization in the Territory.

4.6.           Manufacturing.

4.6.1.        Clinical Trial Materials. Palatin will supply to Fosun up to […***…] following the scheduled manufacture of the same, for Development of the Product by Fosun in the Territory. The units of bremelanotide will be provided as part of a scheduled production run, which run is currently planned for […***…]. Fosun shall pay the […***…].

4.6.2.       Manufacturing Technology Transfer. Without limiting Palatin’s obligations under Section 2.5, within […***…] following the Initial Payment Date, Palatin shall disclose to Fosun all Know-How and physical embodiments thereof then Controlled by Palatin or its Affiliates that are necessary or useful to enable Fosun to Manufacture Compounds, Products, Pharmaceutical Products and Product Delivery Devices for clinical or commercial use in accordance with all applicable product specifications, requirement of applicable regulatory filings, and current Good Manufacturing Practices and equivalent Laws outside the United States (“cGMP”) (such Know-How collectively referred to herein as “Manufacturing Know-How”). For the avoidance of doubt, and without limitation, Manufacturing Know-How shall include copies or samples, as applicable, of all relevant documentation, regulatory filings, specifications, processes, materials and other embodiments of such Know-How, all to the extent that such documentation and materials are within the Control of Palatin. Thereafter, throughout the Term and at Fosun’s request, Palatin will make available to Fosun Palatin’s qualified technical personnel to assist Fosun in understanding and applying the Manufacturing Know-How to enable Fosun to Manufacture Compounds, Products, Pharmaceutical Products and Product Delivery Devices for clinical or commercial use (including qualification of facilities used to Manufacture Compounds, Products, Pharmaceutical Products or Product Delivery Devices).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

4.6.3.       General. Fosun shall have the non-exclusive right in the Territory, and the non-exclusive right outside the Territory (subject to the limitations in Section 2.1), to Manufacture Compounds, Products, Pharmaceutical Products and Product Delivery Devices itself or through one or more Affiliates or Third Parties selected by Fosun in its sole discretion solely for use in the Territory. Fosun shall not use for any Clinical Trial or Commercialize any Compounds, Products, Pharmaceutical Products and Product Delivery Devices until and unless (a) […***…], and (b)(i) […***…] and (ii) […***…]. Palatin shall have the right to […***…] However, in the event that […***…], Palatin shall not […***…]. No inspection or authorization by Palatin pursuant to this Section 4.6.3 shall relieve Fosun of its obligations under this Agreement, including, without limitation, Fosun’s indemnification obligations pursuant to Section 9.2.

4.6.4.        Supply to Fosun. Upon the request of Fosun, […***…] will negotiate in good faith the terms of a supply agreement, pursuant to which […***…]. Fosun will pay costs and expenses incurred by […***…] relating to packaging, shipping costs or fees, customs or duty expenses and any taxes, including excise and value added taxes. For the avoidance of doubt, in the event that any costs and expenses are already included in […***…], any such costs and expenses shall not be separately payable by Fosun pursuant to the preceding sentence. The Parties recognize that there is […***…].

4.6.5.        Second Source Supply […***…]. Upon Palatin’s request and following the transfer of Manufacturing Know-How, the Parties will […***…]. […***…] is conditioned upon negotiation of terms and conditions that are mutually acceptable to […***…].

5.
INTELLECTUAL PROPERTY.

5.1.           Ownership of Intellectual Property.

5.1.1.       Ownership of Inventions. Subject to the grant of licenses to Fosun under Section 2 and the Parties’ other rights and obligations under this Agreement, each Party shall own all rights, title and interests in and to: (a) any and all Know-How, Compounds and Products (i) owned by such Party prior to the Effective Date or (ii) made solely by or on behalf of such Party or its Representatives in connection with their activities under this Agreement and (b) any and all Patent Rights claiming any such Know-How, Compounds or Products described in clause (a) of this Section 5.1.1. Jointly made inventions, with inventorship determined in accordance with United States or Chinese patent laws, shall be jointly owned.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

5.1.2.      Improvements in Know-How, Compounds and Products After Effective Date. Any improvements made by Palatin in Know-How, Compounds and Products made after the Effective Date by a Party shall be and hereby is subject to the licenses granted to Fosun pursuant to Sections 2.1 and 2.2, without any additional consideration, for the term of this Agreement, with the right to grant sublicenses, directly or indirectly. Any improvements made by Fosun in Know-How, Compounds and Products made after the Effective Date shall be solely owned by Fosun.

5.2.           Patent Rights.

5.2.1.      Filing, Prosecution and Maintenance of Palatin Patent Rights. Palatin shall be responsible, at its sole cost and expense, for preparing, filing, prosecuting and maintaining (including conducting any interferences, re-examinations, reissues and oppositions) the Palatin Patent Rights in the Territory, by itself or with Third Parties. Palatin shall consult and reasonably cooperate with Fosun with respect to the preparation, filing, prosecution and maintenance of the Palatin Patent Rights, including: (i) allowing Fosun a reasonable opportunity and reasonable time to review and comment regarding relevant communications to Palatin and drafts of any responses or other proposed filings by Palatin before any applicable filings are submitted to any relevant patent office or Governmental Authority and (ii) considering in good faith any reasonable comments offered by Fosun with respect to any final filings submitted by Palatin to any relevant patent office or Governmental Authority. If Palatin elects not to file a patent application for an invention or application included in the Palatin Patent Rights in a given Jurisdiction in the Territory or elects to cease the prosecution or maintenance of any Palatin Patent Right in a given Jurisdiction in the Territory, then Palatin shall provide Fosun with written notice promptly, but not less than […***…] before any action is required or any Palatin Patent Rights becomes patentable in the Territory, upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent. In such event, Fosun shall have the right, but not the obligation, to file the patent application or continue prosecution or maintenance of any such Palatin Patent Right in such Jurisdiction and at Palatin’s expense. Fosun shall not, and shall not permit any of its Affiliates or sublicensees to, take any action with respect to the filing, prosecution, maintenance or enforcement of any Palatin Patent Right in the Territory that may reasonably be expected to adversely impact the rights of Palatin or its other licensees. Without limiting the foregoing, Fosun shall consult and reasonably cooperate with Palatin and, at Palatin’s request, Palatin’s other licensees (including, without limitation, AMAG) with respect to the preparation, filing, prosecution and maintenance of the Palatin Patent Rights in the Territory, including: (A) allowing Palatin and such licensees a reasonable opportunity and reasonable time to review and comment regarding relevant communications to Fosun and drafts of any responses or other proposed filings by Fosun before any applicable filings are submitted to any relevant patent office or Governmental Authority and (B) considering in good faith any reasonable comments offered by Palatin and such licensees with respect to any final filings submitted by Fosun to any relevant patent office or Governmental Authority.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

5.2.2.       Filing, Prosecution and Maintenance of Fosun Patent Rights. Fosun shall have the sole right, but no obligation, to file, prosecute and maintain the Patent Rights that it owns or to which it otherwise has Control of prosecution rights, including the Fosun Patent Rights, in its sole discretion.

5.2.3.       Filing, Prosecution and Maintenance of Joint Patent Rights. In the event that any joint invention is made and it is determined by the Parties to file, prosecute and maintain a patent application on such Patent Rights, the Parties shall meet and determine responsibility for such filing, prosecution and maintenance, provided that Palatin shall be responsible for any such filing, prosecution and maintenance outside of the Territory, and Fosun may, in its discretion, elect to be responsible for any such filing, prosecution and maintenance within the Territory.

5.2.4.        Enforcement and Defense of Patent Rights.

(a)           Enforcement of Palatin Patent Rights. Each Party will promptly notify the other in the event of any actual, potential or suspected infringement of a patent under the Palatin Patent Rights in the Territory. As between Fosun and Palatin, Palatin shall have the first right, except as otherwise provided in this Section 5.2.4, but not the obligation, to institute litigation or take other steps to remedy infringement in connection therewith, and any such litigation or steps […***…]. Palatin shall not, without the prior written consent of Fosun, enter into any compromise or settlement relating to such litigation that (i) admits the invalidity or unenforceability of any Palatin Patent Right in the Territory or (ii) requires Fosun or Palatin to abandon or relinquish any Palatin Patent Right in the Territory. If Palatin fails to institute such litigation or otherwise take steps to remedy the actual, potential or suspected infringement of a Palatin Patent Right in the Territory within […***…] of its receipt of notice thereof, then Fosun shall have the right, but not the obligation, upon […***…] prior notice to Palatin, at […***…] expense, to institute any such litigation, however […***…]. Fosun will have the right to consult with Palatin about such litigation and to participate in and be represented by independent counsel in such litigation at Fosun's own expense. Except in the case of a breach of a term of this Agreement, neither Party shall incur any liability to the other Party as a consequent of any litigation initiated or pursued pursuant to this Section 5.2.4(a) or any unfavorable decision resulting therefrom, including any decision holding any Palatin Patent Right.

(b)           Enforcement of Fosun Patent Rights. Fosun shall have the sole right, but no obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringing or challenging the validity or enforceability of any Fosun Patent Right.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

(c)           Enforcement of Palatin Patent Rights Outside the Territory. Palatin shall have the sole right, but no obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringing or challenging the validity or enforceability of any Palatin Patent Right outside the Territory.

5.2.5.        Allegations of Infringement and Right to Seek Third Party Licenses.

(a)           Notice. If the Development, Manufacture, Commercialization or use of any Compound, Product, Pharmaceutical Product or Product Delivery Device, the practice of any Palatin Technology, or the exercise of any other right granted by Palatin to Fosun hereunder (collectively, the “Licensed Activities”) by Fosun or any of its Affiliates or Sublicensees is alleged by a Third Party to infringe, misappropriate or otherwise violate such Third Party’s Patent Rights or other intellectual property rights, then the Party discovering the same shall, promptly upon becoming aware of such allegation, notify the other Party in writing. Additionally, if either Party determines that, based upon the review of any Third Party Patent Right or other Third Party intellectual property rights, it may be desirable to obtain a license from such Third Party with respect thereto so as to avoid any potential claim of infringement by such Third Party against either Party or their respective Affiliates or Sublicensees, then such Party shall promptly notify the other Party of such determination.

(b)           Fosun Option to Negotiate. If Fosun determines, in its sole discretion, that, in order for Fosun, its Affiliates or Sublicensees to engage in the Licensed Activities, it is necessary or desirable to obtain a license under one or more Patent Rights or other intellectual property rights Controlled by a Third Party, then Fosun shall have the sole right, but not the obligation, to negotiate and enter into a license or other agreement with such Third Party. All amounts payable under any such license or agreement with a Third Party shall reduce Fosun’s royalty obligations under this Agreement as and to the extent provided in Section 3.4.3(a).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

5.2.6.       Third Party Infringement Suits. Each of the Parties shall promptly notify the other in the event that any Third Party files any suit or brings any other action alleging patent infringement by Fosun or Palatin or any of their respective Affiliates or Sublicensees with respect to the Development, Manufacture, Commercialization or use of any Compound, Product, Pharmaceutical Product or Product Delivery Device or the practice of any Palatin Technology in the Territory (any such suit or other action referred to herein as an “Infringement Claim”) or outside the Territory. In the case of any Infringement Claim against Fosun (including its Affiliates or Sublicensees) alone or against both Fosun and Palatin (including its Affiliates), Fosun shall have the right, but not the obligation, at Fosun’s sole cost and expense subject to the provisions of this Section 5.2.6, to control the defense of such Infringement Claim, including control over any related litigation, settlement, appeal or other disposition arising in connection therewith. Palatin, upon request of Fosun, agrees to join in any litigation associated with any Infringement Claim at Palatin’s expense and in any event to reasonably cooperate with Fosun at Palatin’s expense (in all cases subject to Palatin’s indemnification obligations under Section 9.3). Palatin will have the right to consult with Fosun concerning any Infringement Claim and to participate in and be represented by independent counsel in any associated litigation in which Palatin is a party at Palatin’s own expense. Fosun shall not, without the prior written consent of Palatin, enter into any compromise or settlement relating to such litigation that (i) admits the invalidity or unenforceability of any Palatin Patent Right in the Territory or (ii) requires Fosun or Palatin to abandon or relinquish any Palatin Patent Right in the Territory. If Fosun elects to control the defense of any Infringement Claim and Palatin is obligated under Section 9.3 to indemnify Fosun (including any Fosun Indemnified Party) with respect to such Infringement Claim, then (a) […***…] and (b) Palatin will otherwise indemnify Fosun and any applicable Fosun Indemnified Parties to the full extent provided for under Section 9.3. In the case of any Infringement Claim against Palatin (including Palatin’s Affiliates) alone, Palatin shall have the right, but not the obligation, at Palatin’s sole cost and expense, to control the defense of such Infringement Claim, including control over any related litigation, settlement, appeal or other disposition arising in connection therewith; provided that Palatin shall not, without the prior written consent of Fosun, enter into any compromise or settlement relating to such litigation that (i) admits the invalidity or unenforceability of any Palatin Patent Right in the Territory or (ii) requires Fosun or Palatin to abandon or relinquish any Palatin Patent Right in the Territory. Fosun shall have the right to consult with Palatin concerning such Infringement Claim and Fosun, upon request of Palatin, will reasonably cooperate with Palatin at Palatin’s expense (but Fosun shall have no obligation to join any Infringement Claim or associated litigation).

5.2.7.      Other Actions by Third Parties. Each Party shall promptly notify the other Party in the event of any legal or administrative action by any Third Party involving any Palatin Patent Right in the Territory of which it becomes aware, including any nullity, revocation, interference, reexamination or compulsory license proceeding. Fosun shall have the first right, but no obligation, to defend against any such action involving any Palatin Patent Right in the Territory, in its own name (to the extent permitted by applicable Law), and any such defense shall be at Fosun’s reasonable expense, subject to Palatin’s indemnification obligations under Section 9. Palatin, upon Fosun’s request, agrees to join in any such action at Fosun’s expense and in any event to cooperate with Fosun at Fosun’s expense. If Fosun fails to defend against any such action involving a Palatin Patent Right, then Palatin shall have the right to defend such action, in its own name, and any such defense shall be at Palatin’s expense. In such event, Fosun, upon Palatin’s request, shall reasonably cooperate with Palatin in any such action at Palatin’s expense.

5.2.8.       Orange Book Information. Fosun shall have the sole right, but not the obligation, to submit to all applicable Governmental Authorities patent information pertaining to each Product pursuant to any statutory or regulatory requirement similar to 21 U.S.C. § 355(b)(1)(G) in any Jurisdiction or regulatory jurisdiction in the Territory.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

5.2.9.      Paragraph IV Type Notices. Notwithstanding any provision of this Agreement to the contrary, each Party shall immediately (but in no event later than two (2) Business Days following receipt or discovery, whichever occurs first) give written notice to the other of any certification of which it becomes aware filed pursuant to any statutory or regulatory requirement in any Jurisdiction in the Territory similar to 21 U.S.C. § 355(b)(2)(A)(iv) or § 355(j)(2)(A)(vii)(IV) (or any amendment or successor statute thereto) claiming that any Palatin Patent Right in the Territory covering any Compound, Product or Pharmaceutical Product is invalid or that infringement will not arise from the Development, Manufacture, use or Commercialization of such Compound, Product or Pharmaceutical Product by a Third Party. Upon the giving or receipt of such notice, Fosun shall have the sole right, but not the obligation, to bring an infringement action against such Third Party at Fosun’s sole cost and expense. If necessary in order to establish standing in connection with any action brought by Fosun under this Section 5.2.9, Palatin, upon Fosun’s request, shall reasonably cooperate with Fosun in any such action at Fosun’s expense and shall timely commence or join in any such action at Fosun’s request and expense. In the event of any conflict between the terms of this Section 5.2.9 and the terms of Section 5.2.4(a), the terms of this Section 5.2.9 shall control and govern.

5.2.10.    Patent Term Restoration and Extension. Fosun shall have the exclusive right, but not the obligation, to seek, in Palatin’s name if so required, patent term extensions, and supplemental protection certificates and the like available under Law, in any Jurisdiction in the Territory in relation to the Palatin Patent Rights. Any costs or expenses associated with the above shall be shared by Fosun and Palatin equally. Palatin and Fosun shall cooperate in connection with all such activities. Fosun, its agents and attorneys will give due consideration to all suggestions and comments of Palatin regarding any such activities, but in the event of a disagreement between the Parties, Fosun will have the final decision-making authority; provided, however, that Fosun shall seek (or allow Palatin to seek) to extend any Palatin Patent Right at Palatin’s request, including through the use of supplemental protection certificates and the like, unless in Fosun’s reasonable legal determination such Palatin Patent Right may not be extended under Law without limiting Fosun’s right to extend any other Patent Right.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

5.3.           Enforcement and Defense of Know-How.

5.3.1.      Misappropriation Actions Relating to Palatin Know-How. Each Party will promptly notify the other in the event of any actual, potential or suspected misappropriation of any Palatin Know-How by any Third Party. As between Fosun and Palatin, Fosun shall have the first right, except as otherwise provided in this Section 5.3.1, but not the obligation, to institute litigation or take other steps to remedy misappropriation of the Palatin Know-How in the Territory in connection therewith. If […***…]. If […***…]. If […***…]. Fosun shall not, without the prior written consent of Palatin, enter into any compromise or settlement relating to such litigation that (a) admits that all or any portion of the Palatin Know-How is not protectable under relevant trade secret Laws or (b) requires Fosun or Palatin to abandon or relinquish trade secret protection for any Palatin Know-How. If necessary in order to establish standing for Fosun, Palatin, upon request of Fosun, agrees to timely commence or to join in any such litigation, provided that any costs or expenses associated with the above shall be shared by Fosun and Palatin equally. Palatin will have the right to consult with Fosun about such litigation and to participate in and be represented by independent counsel in such litigation at Palatin’s own expense. If Fosun fails to institute such litigation or otherwise take steps to remedy the actual, potential or suspected misappropriation of any Palatin Know-How in the Territory […***…] of its receipt of notice thereof, then Palatin shall have the right, but not the obligation, upon […***…] to Fosun, at Palatin’s expense, to institute any such litigation. If necessary in order to establish standing for Palatin, Fosun, upon request of Palatin, agrees to timely commence or to join in any such litigation, and in any event to cooperate with Palatin in such litigation or steps at Palatin’s expense. Fosun will have the right to consult with Palatin about such litigation and to participate in and be represented by independent counsel in such litigation at Fosun's own expense. Palatin shall not, without the prior written consent of Fosun, enter into any compromise or settlement relating to such litigation that (a) admits that all or any portion of the Palatin Know-How is not protectable under relevant trade secret Laws or (b) requires Fosun or Palatin to abandon or relinquish trade secret protection for any Palatin Know-How. Palatin shall have the sole right, but not the obligation, to institute litigation or take other steps to remedy misappropriation of the Palatin Know-How outside the Territory.

5.3.2.     Misappropriation Actions Relating to Fosun Know-How. Fosun shall have the sole right, but no obligation, to take action to obtain a discontinuance of misappropriation or bring suit against a Third Party that is misappropriating, or that is suspected of misappropriating, any Fosun Know-How.

5.4.      Recording. If registration or recordation is required by applicable Law, of if Fosun otherwise deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority(ies) in one or more jurisdictions in the Territory, Palatin shall reasonably cooperate to provide assistance, execute and deliver to Fosun any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Fosun’s reasonable judgment, to complete such registration or recordation. Upon successful registration of this Agreement with each applicable Governmental Authority in the Territory, Fosun shall promptly forward to Palatin copies of any registration certificates as well as any other documentation received by Fosun in connection therewith. Fosun shall reimburse Palatin for all reasonable out-of-pocket expenses, including attorneys’ fees, incurred by Palatin in complying with the provisions of this Section 5.4.

6.
CONFIDENTIALITY.

6.1.    Confidentiality. Except to the extent expressly authorized by this Agreement, the Parties agree that, during the Term and for […***…], each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder shall: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose other than as expressly permitted under the terms of this Agreement. For the avoidance of doubt, the Confidential Information Disclosure Agreement dated […***…] between Palatin and Fosun shall be terminated as of the Effective Date of this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

6.2.     Authorized Disclosure.

6.2.1.   Disclosure to Party Representatives. Notwithstanding the foregoing provisions of Section 6.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the Receiving Party’s Representatives who (a) have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement and (b) have agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Section 6.

6.2.2.  Disclosure to Third Parties. Notwithstanding the foregoing provisions of Section 6.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary:

(a)           to Governmental Authorities (i) to the extent desirable to obtain or maintain INDs or Regulatory Approvals for any Compound, Product, Pharmaceutical Product or Product Delivery Device within the Territory, and (ii) in order to respond to inquiries, requests or investigations relating to Compounds or Products in the Territory or this Agreement;

(b)           in connection with filing or prosecuting Palatin Patent Rights as permitted by this Agreement;

(c)           in connection with prosecuting or defending litigation as permitted by this Agreement;

(d)           to the extent necessary or desirable in order to enforce its rights under this Agreement; or

(e)           to the extent required by relevant laws, regulations, or stock exchanges rules.

If the Receiving Party deems it reasonably necessary to disclose Confidential Information belonging to the Disclosing Party pursuant to this Section 6.2.2, then the Receiving Party shall to the extent possible give reasonable advance written notice of such disclosure to the Disclosing Party and take such measures to ensure confidential treatment of such information as is reasonably requested by the Disclosing Party, at the Disclosing Party’s expense.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

6.3.     SEC Filings and Other Disclosures. Either Party may disclose Confidential Information, or the terms of this Agreement, to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”), stock exchanges, or any equivalent governmental agency in any Jurisdiction in the Territory. Before disclosing this Agreement or any of the terms hereof pursuant to this Section 6.3, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure (which, at a minimum, shall include redaction of all financial terms), with the disclosing Party providing as much advanced notice as is feasible under the circumstances, and giving consideration to the comments of the other Party. Further, if a Party discloses this Agreement or any of the terms hereof in accordance with this Section 6.3, the other Party may, at its own expense, seek such confidential treatment of confidential portions of this Agreement and such other terms.

6.4.       Public Announcements. Except as may be expressly permitted under Section 6.2, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. For the sake of clarity, nothing in this Agreement shall prevent Fosun from making any scientific publication or public announcement with respect to any product under this Agreement; provided, however, that, except as permitted under Section 6.2, Fosun shall not disclose any of Palatin’s Confidential Information in any such publication or announcement without obtaining Palatin’s prior written consent to do so. Notwithstanding the foregoing, without prior consent of the other Party, each Party may disseminate material substantially similar to material included in a press release or other document previously approved for external distribution by the other Party. The Parties agree to coordinate timing of any public announcement regarding this Agreement, and to exchange proposed public announcements prior to making such announcements.

7.
REPRESENTATIONS AND WARRANTIES; COVENANTS; SECURITY INTEREST.

7.1.           Mutual Representations and Warranties. Each of Palatin and Fosun hereby represents and warrants to the other Party that:

7.1.1.       it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

7.1.2.       the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

7.1.3.       it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

7.1.4.      this Agreement has been duly executed and is a legal, valid and binding obligation on each Party, enforceable against such Party in accordance with its terms; and

7.1.5.      the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any Binding Obligation existing as of the Effective Date.

7.2.           Mutual Covenants. Each of Palatin and Fosun hereby covenants to the other Party that, from the Effective Date until expiration or termination of this Agreement, it will:

7.2.1.       perform its obligations under this Agreement in compliance with applicable Laws;

7.2.2.        comply with all applicable laws, including any U.S. laws and regulations including, but without limitation, U.S. export controls, U.S. economic sanctions, and anti-bribery laws (e.g., the U.S. Foreign Corrupt Practices Act, the UK Bribery Act);

7.2.3.         not take any actions that would cause the other Party to be in violation of any of any applicable laws, including, but without limitation, U.S. export controls, U.S. economic sanctions, and anti-bribery laws;

7.2.4.         not, directly or indirectly, offer, pay, give, promise to pay or give, or authorize the payment or giving of, money, benefit or anything else of value to any foreign official or private individual, while knowing or having reason to know that all or a portion of such money, benefit or thing of value will be used:

(a)           to seek, obtain, or retain business for the a Party, or

(b)           to induce or seek to induce consideration or action by any individual, or any employee or officer of a customer or prospective customer, public or private, on any basis other than the merits of Products or other Palatin Technology.

As used in Section 7.2.4, the term “foreign official” means: (i) any officer or employee of any government or any department, agency, or instrumentality of a government, including entities owned or controlled by a government; (ii) any person acting in an official capacity for or on behalf of such government or department, agency or instrumentality; (iii) any member of a foreign political party or international organization; or (iv) any person related to or affiliated with the above.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

7.3.           Representations and Warranties of Palatin. Palatin hereby represents and warrants to Fosun that:

7.3.1.       Palatin is the sole and exclusive owner of the Palatin Technology, all of which is free and clear of any claims, liens, charges or encumbrances other than the North American license agreement with AMAG and agreements incidental thereto, including without limitation any agreement relating to a global safety database for Products;

7.3.2.        Palatin has and will have the full right, power and authority to grant all of the rights, title and interests in and to the licenses and other rights granted or to be granted to Fosun, Fosun’s Affiliates or Fosun’s Sublicensees under this Agreement;

7.3.3.        Exhibit C sets forth a true and complete list of all Compounds discovered or developed by Palatin or its Affiliates on or prior to the Effective Date;

7.3.4.       as of the Effective Date (a) Exhibit B sets forth a true and complete list of all Patent Rights owned or otherwise Controlled by Palatin or its Affiliates that relate to the Compounds or Products, (b) each such Patent Right remains in full force and effect and (c) Palatin or its Affiliates have timely paid all filing and renewal fees payable with respect to such Patent Rights;

7.3.5.      Except as disclosed in Exhibit D, there are no settled, unsettled, pending or threatened claims or lawsuits or legal proceedings by a third party against Palatin alleging that Palatin Technology infringes, uses without authorization, misappropriates or otherwise violates in part or in whole the intellectual property or intellectual property rights of such third party;

7.3.6.       Palatin has no knowledge that any claims of any Palatin Technology or any claims directed to any Compound, Product, Pharmaceutical Product or Product Delivery Device covered in such patents are unpatentable, invalid or unenforceable;

7.3.7.       the Products supplied by Palatin or AMAG under this Agreement and/or the supply agreement as provided in section 4.6.4 will be in full compliance with applicable Laws; and

7.3.8.      Palatin has not granted any exclusive or non-exclusive license in the Territory under the Palatin Technology, to Commercialize and have Commercialized (but not to use, have used, Develop, have Developed, Manufacture and have Manufactured) Compounds, Products, Pharmaceutical Products and Product Delivery Devices, and otherwise practice and exploit the Palatin Technology.

7.4.       Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES OF EACH PARTY ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

8.
GOVERNMENT APPROVALS; REMEDY; TERM AND TERMINATION.

8.1.      Other Government Approvals. Each of Palatin and Fosun shall cooperate with the other Party and use Commercially Reasonable Efforts to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

8.2.       Term. The term of this Agreement (the “Term”) will commence on the Effective Date and extend on a Jurisdiction-by-Jurisdiction basis (in the Territory), unless this Agreement is terminated earlier in accordance with this Section 8, until the last to expire of any Royalty Term for any Product in such Jurisdiction in the Territory; provided, however, that the Agreement shall be automatically extended for successive […***…] unless and until either Party gives at least […***…] prior written notice to terminate the Agreement.

8.3.       Termination by Palatin. Palatin may terminate this Agreement for cause, at any time during the Term, by giving written notice to Fosun in the event that Fosun commits a material breach of its obligations under this Agreement and such material breach remains uncured for […***…], measured from the date written notice of such material breach is given to Fosun; provided, however, that if any breach is not reasonably curable within […***…] and if Fosun is making a bona fide effort to cure such breach, such termination shall be delayed for a time period to be agreed by both Parties in order to permit Fosun a reasonable period of time to cure such breach. If the alleged material breach relates to non-payment of any amount due under this Agreement, the cure period shall be tolled pending resolution of any bona fide dispute between the Parties as to whether such payment is due.

8.4.       Termination by Fosun.

8.4.1.    Termination for Convenience. Upon at least […***…] written notice to Palatin, Fosun may terminate this Agreement on a Product-by-Product and Jurisdiction-by-Jurisdiction basis, or in its entirety, without cause, for any or no reason.

8.4.2.    Termination for Cause. Fosun may terminate this Agreement for cause with respect to one or more Products in one or more Jurisdictions in the Territory or may terminate this Agreement in its entirety, at any time during the Term, by giving written notice to Palatin in the event that Palatin commits a material breach of its obligations under this Agreement and such material breach remains uncured […***…], measured from the date written notice of such material breach is given to Palatin; provided, however, that if any breach is not reasonably curable within […***…] and if Palatin is making a bona fide effort to cure such breach, such termination shall be delayed for a time period to be agreed by both Parties in order to permit Palatin a reasonable period of time to cure such breach.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

8.5.      Effects of Termination.

8.5.1.   Effect of Termination.

(a)           Termination for Cause by Palatin. In the event that Palatin terminates this Agreement for cause pursuant to Section 8.3, the following will apply (with respect to the terminated Jurisdictions in the Territory, in the event of partial termination, and with respect to the entire Territory, in the event of termination of the Agreement in its entirety):

(i)           Except as otherwise expressly provided herein, all rights and obligations of each Party hereunder shall cease (including all rights and licenses granted by either Party to the other Party hereunder) in the relevant Jurisdiction or Territory, as applicable;

(ii)           To the extent permitted by applicable law, Fosun will assign and transfer to Palatin all Regulatory Approvals owned by Fosun or its Affiliates with respect to all Continuation Products in the relevant Jurisdiction (or the Territory in the event of termination of this Agreement in its entirety);

(iii)           To the extent permitted by applicable law, Fosun will assign all applications and registrations for the Product Brands that are Controlled by Fosun or its Affiliates in the relevant Jurisdiction (or the Territory in the event of termination of this Agreement in its entirety) to Palatin;

(iv)           Fosun will transfer to Palatin all development data and regulatory filings specifically relating to such Continuation Product in the relevant Jurisdiction (or the Territory in the event of termination of this Agreement in its entirety) and grant to Palatin rights of reference with respect to such data and filings in each other Jurisdiction in the Territory (if any); and

(v)           On Palatin’s written notice to Fosun, which notice may only be delivered within […***…] following the effective date of termination, the Parties will negotiate in good faith mutually agreeable terms regarding (A) the grant by Fosun to Palatin of a license under the Applicable Fosun Technology for Palatin to continue to Develop, Commercialize and Manufacture any Product (in the relevant Jurisdiction or Territory, as applicable) that is under Development or Commercialization by Fosun under this Agreement at the time of termination, in the form in which such Product then exists (a “Continuation Product”), and (B) the provision of transitional supplies of such Continuation Product to Palatin. Neither Party will be obligated to enter into any transaction described in this Section 8.5.1(a)(v), and neither Party will have any liability to the other for failure to do so.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

(b)           Termination for Convenience by Fosun. In the event that Fosun terminates this Agreement without cause pursuant to Section 8.4.1, the following will apply (with respect to the terminated Jurisdictions in the Territory, in the event of partial termination, and with respect to the entire Territory, in the event of termination of the Agreement in its entirety):

(i)         Except as otherwise expressly provided herein, all rights and obligations of each Party hereunder shall cease (including all rights and licenses granted by either Party to the other Party hereunder) in the relevant Jurisdiction or Territory, as applicable;

(ii)         To the extent permitted by applicable law, Fosun will assign and transfer to Palatin all Regulatory Approvals owned by Fosun or its Affiliates with respect to all Continuation Products in the relevant Jurisdiction (or the Territory in the event of termination of this Agreement in its entirety);

(iii)       To the extent permitted by applicable law, Fosun will assign all applications and registrations for the Product Brands that are Controlled by Fosun or its Affiliates in the relevant Jurisdiction (or the Territory in the event of termination of this Agreement in its entirety) to Palatin; and

(iv)         Fosun will grant to Palatin a royalty-free, non-exclusive license under the Applicable Fosun Technology, with the right to sublicense, to Develop, Commercialize, Manufacture and use the Continuation Products (in the relevant Jurisdiction or Territory, as applicable).

(c)           Termination for Cause by Fosun; Alternative Remedy for Breach.

(i)           Partial Termination. In the event that Fosun terminates this Agreement pursuant to Section 8.4.2 with respect to any Product in any Jurisdiction in the Territory, except as otherwise expressly provided herein, all rights and obligations of each Party hereunder with respect to such Product in such Jurisdiction shall cease (including all relevant rights and licenses granted by either Party to the other Party hereunder);

(ii)        Complete Termination. In the event that Fosun terminates this Agreement in its entirety pursuant to Section 8.4.2, except as otherwise expressly provided herein, all rights and obligations of each Party hereunder shall cease (including all rights and licenses granted by either Party to the other Party hereunder); and

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

(iii)     For a period of […***…] after any such termination for cause by Fosun, Palatin shall not grant development and commercialization rights as to the Product in any Jurisdiction in the Territory to any Third Party (including Palatin itself and its affiliates) […***…]. After this […***…].

8.5.2.       Accrued Rights. Expiration or termination of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, including damages arising from any breach under this Agreement and shall not preclude either Party from pursuing any remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination or expiration. Expiration or termination of this Agreement shall not relieve either Party from any obligation which is expressly indicated to survive such expiration or termination.

8.5.3.      Survival Period. The following sections, together with any sections that expressly survive (including any perpetual licenses granted hereunder), shall survive expiration or termination of this Agreement for any reason: Sections 1.1 (together with Exhibit A); 1.2; 3.4.2 (with respect to any licenses that accrue thereunder on or prior to the end of the Term); 3.5.6 […***…]; 3.5.7 […***…]; 3.5.8 […***…]; 3.5.10; 6 […***…]; 8.5; 9.1; 9.2; 9.3; 9.4 and 10.

9.
LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE.

9.1.           No Consequential Damages. […***…], in no event will either Party or its Representatives be liable under this Agreement for any special, indirect, incidental, consequential or punitive damages, whether in contract, warranty, tort, negligence, strict liability or otherwise, including loss of profits or revenue suffered by either Party or any of its Representatives. Without limiting the generality of the foregoing, “consequential damages” will be deemed to include, and neither Party will be liable to the other Party or any of such other Party’s Representatives or stockholders for any damages based on or measured by loss of projected or speculative future sales of the Products, any Development Milestone Payment due upon any unachieved Development Event under Section 3.2, any Sales Milestone Payment due upon any unachieved Total Annual Net Sales level under Section 3.3, any unearned royalties under Section 3.4 or any other unearned, speculative or otherwise contingent payments provided for in this Agreement.

9.2.           Indemnification by Fosun. Fosun will indemnify, defend and hold harmless Palatin, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors and agents (each, a “Palatin Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the Palatin Indemnified Party may be required to pay to one or more Third Parties (other than shareholders of Palatin or its Affiliates) resulting from or arising out of:

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

(a) Development, Manufacture, Commercialization or use of any Product by, on behalf of, or under the authority of, Fosun (other than by any Palatin Indemnified Party), other than (i) claims by Third Parties relating to patent infringement arising out of the exercise of rights under the Palatin Patent Rights, (ii) claims by Third Parties relating misappropriation of trade secrets arising out of the exercise of rights under the Palatin Know-How, or (iii) claims for which Palatin is required to indemnify Fosun pursuant to Section 9.3; or

(b) the material breach by Fosun of any of its representations, warranties or covenants set forth in Section 7.1;

except, in each case, to the extent caused by the negligence, recklessness or intentional acts of Palatin or any Palatin Indemnified Party.

9.3.    Indemnification by Palatin. Palatin will indemnify, defend and hold harmless Fosun, its Affiliates, Sublicensees, contractors, distributors and each of its and their respective employees, officers, directors and agents (each, a “Fosun Indemnified Party”) from and against any and all Liabilities that the Fosun Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

(a) gross negligence in the manufacture and quality control of any Product supplied by Palatin; or

(b) the material breach by Palatin of any of its representations, warranties or covenants, obligations and other provisions hereof;

except, in each case, to the extent caused by the negligence, recklessness or intentional acts of Fosun or any Fosun Indemnified Party.

9.4.     Procedure.

9.4.1.  Notice. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In the event that any Third Party asserts a claim or other proceeding (including any governmental investigation) with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party shall promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

9.4.2.   Control. Subject to Fosun’s right to control any actions described in Sections 5.2.2, 5.2.6, 5.2.7, 5.2.9 or 5.3 (even where Palatin is the Indemnifying Party), the Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within […***…] after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (a) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is sought, (b) the Third Party Claim seeks solely monetary damages and (c) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim in full (the conditions set forth in clauses (a), (b) and (c) above are collectively referred to as the “Litigation Conditions”). Within […***…] after the Indemnifying Party has given notice to the Indemnified Party of its exercise of its right to defend a Third Party Claim, the Indemnified Party shall give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party reasonably so objects, the Indemnified Party shall continue to defend the Third Party Claim, at the expense of the Indemnifying Party, until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party shall be entitled, at its sole cost and expense, to assume direction and control of such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party shall cooperate, and shall cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not satisfy the Litigation Conditions or does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within […***…] after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other party is defending as provided in this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

9.4.3.    Settlement. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, but shall not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages without the prior written consent of the Indemnifying Party. Each of the Indemnifying Party and the Indemnified Party shall not make any admission of liability in respect of any Third Party Claim without the prior written consent of the other party, and the Indemnified Party shall use reasonable efforts to mitigate liabilities arising from such Third Party Claim.

9.5.     Insurance. Each Party shall purchase insurance at its own expense with respect to its potential liability under this Agreement. Such insurance shall be in reasonable amounts to meet its indemnity obligations under this Agreement and on reasonable terms in the circumstances in accordance with common practice and applicable laws and regulations regarding the development and sales of the Product.

10.
MISCELLANEOUS.

10.1.     Assignment. Neither this Agreement nor any interest hereunder shall be assignable by a Party without the prior written consent of the other Party, except as follows: a Party may assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of its business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest, provided that the assignee shall expressly agree to be bound by such Party’s obligations under this Agreement and that such sale is not primarily for the benefit of its creditors, (b) such Party may assign its rights and obligations under this Agreement to any of its Affiliates, provided that the assignee shall expressly agree to be bound by such Party’s obligations under this Agreement and that such Party shall remain liable for all of its rights and obligations under this Agreement. Each Party shall promptly notify the other Party of any assignment or transfer under the provisions of this Section 10.1. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 10.1 shall be void.

10.2.    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

10.3.     Force Majeure. Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes Commercially Reasonable Efforts to remove the condition. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, Law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

10.4.    Notices. Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement (including any notice of force majeure, breach, termination, change of address, etc.) shall be in writing and shall be deemed given upon receipt if delivered personally, on the next Business Day if sent by facsimile transmission (receipt verified) or email, five(5) days after deposited in the mail if mailed by registered or certified mail (return receipt requested) postage prepaid, or on the next Business Day if sent by overnight delivery using an internationally recognized express courier service and specifying next Business Day delivery (receipt verified), to the Parties at the following addresses, email addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

All correspondence to Fosun shall be addressed as follows:

Strategic Product Development Center
Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd
Building A, 1289 Yishan Road
Minhang District, Shanghai 200030
P.R.China
[…***…]
[…***…]
[…***…]

with a copy to:

Legal Department
Shanghai Fosun Pharmaceutical (Group) Co., Ltd
Building A, 1289 Yishan Road
Minhang District, Shanghai 200030
P.R.China
[…***…]
[…***…]
[…***…]

All correspondence to Palatin shall be addressed as follows:

Palatin Technologies, Inc.
4-B Cedar Brook Drive
Cranbury, NJ 08512
[…***…]
[…***…]
[…***…]

with a copy to:

Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, NY 10017
[…***…]
[…***…]
[…***…]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

10.5.               Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

10.6.               Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

10.7.               Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable Law.

10.8.               Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

10.9.               Dispute Resolution. If any dispute or disagreement arises between Fosun and Palatin in respect of this Agreement, they shall follow the following procedures in an attempt to resolve the dispute or disagreement:

10.9.1.           The Party claiming that such a dispute exists shall give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute.

10.9.2.           Within […***…] of receipt of a Notice of Dispute, the CEO (or his or her designee) of Fosun and the CEO (or his or her designee) of Palatin shall meet at a mutually agreed-upon time and location for the purpose of resolving such dispute.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

10.9.3.            If, within a further period of […***…], or if in any event within […***…] of initial receipt of the Notice of Dispute, the dispute has not been resolved, or if, for any reason, the meeting described in Section 10.9.2 has not been held within […***…] of initial receipt of the Notice of Dispute, then the Parties agree that either Party may initiate arbitration under the rules of Conciliation and Arbitration of the International Chamber of Commerce to resolve the dispute. Such Arbitration shall be held in the English language, and shall be conducted in New York City if arbitration is demanded by Fosun and in Hong Kong if arbitration is demanded by Palatin. The award rendered by the arbitrator(s) shall be final and binding upon the Parties hereto.

10.10.               Governing Law. This Agreement, and all claims arising under or in connection therewith, shall be governed by and interpreted in accordance with the substantive laws of the State of New York, U.S.A., without regard to conflict of law principles thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

10.11.               Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof.

10.12.              Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

10.13.               Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

10.14.               Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and both of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile or PDF file, each of which shall be binding when received by the applicable Party.

10.15.               No Third Party Rights or Obligations. No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement. However, Fosun may decide, in its sole discretion, to use one or more of its Affiliates to perform its obligations and duties hereunder, provided that Fosun shall remain liable hereunder for the performance by any such Affiliates of any such obligations.

(Signature page follows.)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Agreement as of the Effective Date to be effective as of the Effective Date.

SHANGHAI FOSUN PHARMACEUTICAL INDUSTRIAL DEVELOPMENT CO. LTD.	PALATIN TECHNOLOGIES, INC.
By /s/ Yifang Wu	By /s/ Stephen T. Wills
Name: Yifang Wu Title: President	Name: Stephen T. Wills Title: Chief Financial Officer, Chief Operating Officer and Executive Vice President
Signature Page to License Agreement

 CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

Exhibit A

Defined Terms

“Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person shall be regarded as in control of another Person if it (a) owns or controls at least fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of any such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

 “Applicable Fosun Technology” means any (a) Know-How Controlled by Fosun or its Affiliates that was invented, discovered or developed during the Term and in connection with Fosun’s or its Affiliates’ activities under the Agreement and (b) Patent Right Controlled by Fosun or its Affiliates, to the extent that such Patent Right claims any Know-How described in clause (a), above.

“Bankruptcy Code” means Section 101(35A) of Title 11 of the United States Code, as amended.

“Binding Obligation” means, with respect to a Party (a) any oral or written agreement, arrangement or settlement that binds or affects such Party’s operations or property, including any assignment, license agreement, loan agreement, guaranty, or financing agreement, (b) the provisions of such Party’s charter, bylaws or other organizational documents or (c) any order, writ, injunction, decree or judgment of any court or Governmental Authority entered against such Party or by which any of such Party’s operations or property are bound.

“Business Day” means a day other than a Saturday, Sunday or bank or other public national holiday in the United States and the People’s Republic of China.

“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided that the first Calendar Year of the Term shall begin on the Effective Date and end on the first December 31 thereafter and the last Calendar Year of the Term shall end on the last day of the Term.

“CDE” means the Chinese Center for Drug Evaluation.

“CFDA” means the China Food and Drug Administration, or any successor agency with a similar scope of responsibility regarding the regulation of human pharmaceutical products in China.

Exhibits-1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

“China” means the People’s Republic of China, for the purpose of this Agreement excluding Taiwan, Hong Kong S.A.R. and Macau S.A.R...

“Clinical Trial” means a human clinical study conducted on sufficient numbers of human subjects that is designed to (a) establish that a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product.

“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize a compound or product. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, those reasonable, good faith efforts to accomplish such objective […***…]. With respect to any efforts relating to the Development, Regulatory Approval or Commercialization of a Compound, Product, Pharmaceutical Product or Product Delivery Device by a Party, generally or with respect to any particular Jurisdiction in the Territory, a Party will be deemed to have exercised Commercially Reasonable Efforts […***…] as applicable (a) of similar modality Controlled by such Party, or (b) (i) to which such Party has similar rights, (ii) which is of similar market potential in such Jurisdiction, and (iii) which is at a similar stage in its development or product life cycle, as the Compound, Product, Pharmaceutical Product or Product Delivery Device, in each case, taking into account all Relevant Factors in effect at the time such efforts are to be expended. Further, to the extent that the performance of a Party’s obligations hereunder is adversely affected by the other Party’s failure to perform its obligations hereunder, the impact of such performance failure will be taken into account in determining whether such Party has used its Commercially Reasonable Efforts to perform any such affected obligations.

“Compound” means bremelanotide, a generic name adopted and defined by the United States Adopted Name (USAN) Council, including any and all […***…]. Those Compounds known to be existing as of the Effective Date are listed in Exhibit C.

Exhibits-2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

“Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, on or after the Effective Date, but only to the extent that such Know-How or other information in written form is marked or otherwise designated in writing as “confidential” at the time of disclosure or within […***…] thereafter, and such Know-How or other information disclosed orally or in non-tangible form is (a) identified by the Disclosing Party as “confidential” at the time of disclosure and (b) within […***…] thereafter, the Disclosing Party provides a written summary of such Know-How or other information marked or otherwise designated in writing as “confidential.” Confidential Information does not include any Know-How or other information that (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party, as evidenced by written records in the possession of the Receiving Party, (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party, (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement, (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party, as evidenced by written records in the possession of the Receiving Party, or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party, as evidenced by written records in the possession of the Receiving Party. The terms and conditions of this Agreement shall be considered Confidential Information of both Parties.

“Control” or “Controlled” means with respect to any intellectual property right or material (including any Patent Right, Know-How or other data, information or material), the ability (whether by sole, joint or other ownership interest, license or otherwise, other than pursuant to this Agreement) to, without violating the terms of any agreement with a Third Party, grant a license or sublicense or provide or provide access or other right in, to or under such intellectual property right or material.

“Cover,” “Covering” or “Covers” means, as to a Product and Patent Rights, that, in the absence of a license granted under, or ownership of, such Patent Rights, the manufacture, use, offer for sale, sale or importation of such Product would infringe such Patent Rights assuming the validity and enforceability thereof.

“Data” means any and all scientific, technical, test, marketing or sales data pertaining to a Compound, Product, Pharmaceutical Product or Product Delivery Device that is generated by or on behalf of Fosun or its Affiliates or Sublicensees or by or on behalf of Palatin or its Affiliates or sublicensees, including research data, clinical pharmacology data, CMC data (including analytical and quality control data and stability data), pre-clinical data, clinical data or submissions made in association with any regulatory filings (including any IND or NDA) with respect to any Compound, Product, Pharmaceutical Product or Product Delivery Device.

“Derivatives” means […***…].

“Develop” or “Developing” means to discover, research or otherwise develop a process, compound or product, including conducting non-clinical and clinical research and development activities. When used as a noun, “Development” means any and all activities involved in Developing.

“Development Event” means each Development event listed in the table that appears in Section 3.2.

“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

Exhibits-3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“Field” means the treatment or prevention of human diseases. For clarity, and without limiting the foregoing, Field includes female sexual dysfunction and hypoactive sexual desire disorder in humans, and any indication or use as monotherapy or in combination with other marketed or to be marketed product.

“First Commercial Sale” means, with respect to any Product and with respect to any Jurisdiction of the Territory, the first sale of such Product by Fosun or an Affiliate or Sublicensee of Fosun to a Third Party in such Jurisdiction after such Product has been granted Regulatory Approval by the appropriate Regulatory Authority(ies) for such Jurisdiction.

“Fosun Diligence Obligations” means Fosun’s Regulatory Approval diligence obligations under Section 4.2.1 and Fosun’s Commercialization diligence obligations under Section 4.2.2.

“Fosun Know-How” means any Know-How that (a) is Controlled by Fosun on the Effective Date or that comes into the Control of Fosun during the Term (other than through the grant of a license by Palatin) and (b) relates to the Development, Manufacture, Commercialization or use of one or more Compounds or Products.

“Fosun Patent Right” means any Patent Right that (a) is Controlled by Fosun on the Effective Date or that comes into the Control of Fosun during the Term (other than through the grant of a license by Palatin) and (b) claims any (a) Compound or Product (including the composition of matter thereof), (b) method of making any Compound or Product or (c) method of using any Compound or Product.

“Fosun Technology” means any and all Fosun Patent Rights and Fosun Know-How.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Generic Product” means any pharmaceutical product that (a) is sold by a Third Party that is not an Affiliate or Sublicensee of Fosun under a marketing authorization granted by a Regulatory Authority to a Third Party, (b) contains the same Compound as a Product and (c) for purposes of the United States, is approved in reliance on a prior Regulatory Approval of a Product granted to Fosun or an Fosun Affiliate or Sublicensee by the FDA or, for purposes of a country or regulatory jurisdiction outside the United States, is approved in reliance on a prior Regulatory Approval of a Product granted to Fosun or an Fosun Affiliate or Sublicensee by the applicable Regulatory Authority.

“Governmental Authority” means any court, agency, legislative body, department, authority or other instrumentality of any national, multinational, supranational, federal, state, provincial, county, city or other political subdivision.

Exhibits-4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

“ICH” means the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).

“IND” means an Investigational New Drug Application submitted under the FD&C Act, or an analogous application or submission with any analogous agency or Regulatory Authority outside of the United States for the purposes of obtaining permission to conduct Clinical Trials.

“Initial Indication” shall mean the treatment of hypoactive sexual desire disorder in premenopausal women.

“Jurisdictions” means China, Taiwan, Hong Kong or Macau, and “Jurisdiction” means any of the foregoing.

 “Know-How” means any invention, discovery, development, Data, information, process, method, technique, material (including any chemical or biological material), technology, result, cell line, compounds, probe, sequence, regulatory correspondence or other know-how, whether or not patentable, and any physical embodiments of any of the foregoing.

“Law” means any law, statute, rule, regulation, pronouncement having the effect of law, order, judgment or ordinance of any Governmental Authority.

“Manufacture” or “Manufacturing” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store a compound or product or any component thereof. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a compound or product or any component thereof.

“NDA” means a new drug application or marketing authorization application filed with the applicable Regulatory Authority in a Jurisdiction, including without limitation an imported drug license application, which application is required for marketing approval for a pharmaceutical product.

 “Net Sales” means: (a) with respect to a Product, the gross amounts invoiced or otherwise billed by Fosun and its Affiliates and Sublicensees with respect to sales of such Product to Third Parties in the Territory, less in each (i) case sales returns and allowances actually paid or granted in the ordinary course of business, including trade, quantity and cash discounts, adjustments granted on account of rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, (ii) customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes) or duties relating to sales, to the extent paid or allowed by the selling party, (iii) any payment in respect of sales to the United States government, any state government or any foreign government, or to any other Governmental Authority, or with respect to any government-subsidized program or managed care organization, and (iv) freight and insurance (to the extent that Fosun, its Affiliates or its Sublicensees bear the cost of freight and insurance for the Product). Net Sales shall be determined from books and records maintained in accordance with GAAP, as consistently applied by Fosun with respect to sales of the Product.

Exhibits-5

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

“Palatin Know-How” means any and all Know-How that (a) is Controlled by Palatin or any of its Affiliates as of the Effective Date or that comes into the Control of Palatin or any of its Affiliates during the Term (other than through the grant of a license by Fosun), (b) relates to any Compound, Product, Pharmaceutical Product or Product Delivery Device or to the Development, Manufacture, Commercialization or use of any of the foregoing and (c) is necessary or useful in connection with the Development, Manufacture, use or Commercialization of any Compound, Product, Pharmaceutical Product or Product Delivery Device.

“Palatin Patent Right” means any Patent Right that (a) is Controlled by Palatin or any of its Affiliates as of the Effective Date or comes into the Control of Palatin or any of its Affiliates during the Term (other than through the grant of a license by Fosun) and (b) claims any (i) Compound, Product, Pharmaceutical Product or Product Delivery Device (including the composition of matter thereof), (ii) method of making any Compound, Product, Pharmaceutical Product or Product Delivery Device, (iii) methods of using any Compound, Product, Pharmaceutical Product or Product Delivery Device, or (iv) Palatin Know-How. For the avoidance of doubt, and without limiting the foregoing, Palatin Patent Rights include the Patent Rights listed in Exhibit B.

“Palatin Technology” means any and all Palatin Patent Rights and Palatin Know-How.

“Patent Rights” means any and all (a) issued patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government-issued rights substantially similar to any of the foregoing, including utility model patents in the Territory, and (f) United States and foreign counterparts of any of the foregoing.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

“Pharmaceutical Product” means any pharmaceutical product containing one or more Compounds, whether as sole active ingredients or in combination with other active ingredients.

“Pivotal Study” means a Clinical Trial designed to confirm the preliminary evidence that an investigational product is safe and effective for use in the intended indication and recipient population and intended to support Regulatory Approval by a Regulatory Authority.

Exhibits-6

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

“Price Approval” means, in any country or regulatory jurisdiction where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

“Product” means any combination of (a) any Pharmaceutical Product and (b) any Product Delivery Device.

“Product Delivery Device” means any device for delivery or administration of a Pharmaceutical Product.

“Regulatory Approval” means all technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of NDAs, supplements and amendments, pre- and post- approvals, Price Approvals, and labeling approvals) of any Regulatory Authority, necessary for the use, Development, Manufacture, and Commercialization of a pharmaceutical product in a regulatory jurisdiction. For the sake of clarity, Regulatory Approval shall not be achieved for a Product in a Jurisdiction until all applicable Price Approvals have also been obtained by Fosun or its designee for such Product in such Jurisdiction.

“Regulatory Authority” means, with respect to a Jurisdiction in the Territory, any national (e.g., the FDA), supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of a Regulatory Approval or, to the extent required in such Jurisdiction, Price Approval, for pharmaceutical products in such Jurisdiction, including, without limitation, the CDE and the CFDA.

“Regulatory Exclusivity Period” means with respect to any particular Product in any particular Jurisdiction in the Territory, the period of time during which the data and information submitted by Fosun or any of its Affiliates or Sublicensees to the relevant Regulatory Authority in such Jurisdiction for purposes of obtaining Regulatory Approval may not be disclosed, referenced or relied upon in any way by such Regulatory Authority (including by relying upon the Regulatory Authority’s previous findings regarding the safety or effectiveness of the Product) to support the Regulatory Approval or Commercialization of any product by a Third Party in such Jurisdiction.

Exhibits-7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

“Relevant Factors” means all relevant factors that may affect the Development, Regulatory Approval or Commercialization of a Compound, Product, Pharmaceutical Product or Product Delivery Device, including (as applicable): actual and potential issues of safety, efficacy or stability; product profile (including product modality, category and mechanism of action); stage of development or life cycle status; actual and projected Development, Regulatory Approval, Manufacturing, and Commercialization costs; any issues regarding the ability to Manufacture or have Manufactured any Compound, Product, Pharmaceutical Product or Product Delivery Device; the likelihood of obtaining Regulatory Approvals (including satisfactory Price Approvals); the timing of such approvals; the current guidance and requirements for Regulatory Approval for the Product and similar products and the current and projected regulatory status; labeling or anticipated labeling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market; past performance of the Product or similar products; present and future market potential; existing or projected pricing, sales, reimbursement and profitability; pricing or reimbursement changes in relevant countries; proprietary position, strength and duration of patent protection and anticipated exclusivity; and other relevant scientific, technical, operational and commercial factors.

“Representatives” means (a) with respect to Fosun, Fosun, its Affiliates, its Sublicensees and each of their respective officers, directors, employees, consultants, contractors and agents and (b) with respect to Palatin, Palatin, its Affiliates and each of their respective officers, directors, employees, consultants, contractors and agents.

“Royalty Term” means, with respect to any particular Product in any particular Jurisdiction in the Territory, the period commencing with the First Commercial Sale of such Product in such Jurisdiction and continuing until the latest of (a) expiration or termination of all regulatory approvals for the Product in any Jurisdiction, including any renewal thereof, (b) the earliest date on which there are no Valid Claims of Palatin Patent Rights Covering such Product in such Jurisdiction, (c) the last day of the Regulatory Exclusivity Period for such Product in such Jurisdiction and (d) the tenth (10th) anniversary of the First Commercial Sale of the Product in such Jurisdiction. For the avoidance of doubt, the Royalty Term for a given Product in a given Jurisdiction in the Territory (i) will not begin until the First Commercial Sale of such Product in such Jurisdiction and (ii) if not previously expired, will expire immediately upon expiration or termination of this Agreement.

“Safety Data” means Data related solely to any adverse drug experiences and serious adverse drug experience as such information is reportable to Regulatory Authorities in or outside the Territory. Safety Data also includes “adverse events”, “adverse drug reactions” and “unexpected adverse drug reactions” as defined in the ICH Harmonised Tripartite Guideline for Clinical Safety Data Management: Definitions and Standards for Expedited Reporting.

 “Sublicensee” means any Person to whom Fosun grants or has granted, directly or indirectly, a sublicense of rights licensed by Palatin to Fosun under this Agreement.

“Territory” means, collectively, the Jurisdictions.

“Third Party” means any Person other than Fosun, Palatin or their respective Affiliates.

“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

Exhibits-8

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

“Valid Claim” means, with respect to a particular Jurisdiction, a claim of an issued and unexpired Palatin Patent Right that (a) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal and (b) has not been cancelled, withdrawn, abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

The following terms are defined in the section of this Agreement listed opposite each term:

Defined Term	Section in Agreement
Additional Third Party License	3.4.3(a)
Agreement	Preamble
cGMP	4.6.2
Continuation Product	8.5.1(a)(v)(A)
Development Milestone Payment	3.2
Diligence Issue	4.2.4
Disclosing Party	6.1
Effective Date	Preamble
Fosun	Preamble
Fosun Indemnified Party	9.3
Gross Sales	3.4.3(c)
Indemnified Party	9.4.1
Indemnifying Party	9.4.1
Infringement Claim	5.2.6
Initial Payment Date	3.1
Liability	9.2
Licensed Activities	5.2.5(a)
Litigation Conditions	9.4.2
Manufacturing Know-How	4.6.2
Marginal Royalty Rate	3.4.1
Notice of Dispute	10.9.1
Party or Parties	Preamble
Palatin	Preamble
Palatin Indemnified Party	9.2
Per Product Annual Net Sales	3.4.1
Product Brands	4.5.2
Receiving Party	6.1
[…***…]	[…***…]
Sales Milestone Payment	3.3
SEC	6.3
Term	8.2
Third Party Claim	9.4.1
Total Annual Net Sales	3.3
U.S. CPP Holder	4.1

Exhibits-9

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

Exhibit B
Palatin Patent Rights Existing as of the Effective Date

[…***…]

Exhibits-10

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

Exhibit C
Compounds Existing as of the Effective Date

[…***…]
Exhibit D
Section 7.3.5. Representation

As disclosed in Palatin’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, as filed on May 13, 2008, on January 21, 2008, Palatin entered into a settlement agreement and release with Competitive Technologies, Inc. (“CTI”), resolving all outstanding disputes between Palatin and CTI. The arbitration proceeding and the Connecticut Superior Court proceeding were dismissed with prejudice. The existing license agreement between CTI and Palatin was terminated. CTI retains all rights to a peptide called variously MT-II or PT-14, which peptide was developed at the University of Arizona, and Palatin expressly relinquished all claims to any contractual or intellectual property rights to that peptide or any patents licensed under the terminated license agreement. Palatin retained all rights to bremelanotide, and CTI expressly relinquished all claims to any contractual or intellectual property rights to bremelanotide, including any claim that making, using or selling bremelanotide infringes any patents licensed under the terminated license agreement. The settlement agreement and release also includes mutual covenants not to sue and releases of all claims by either party against the other based on, arising out of or in any way involving the subject matter of the license agreement, the arbitration or the Connecticut Superior Court proceeding.

Exhibits-11